Exhibit (d)(1)


SHARE(S) OF BENEFICIAL INTEREST                 SHARE(S) OF BENEFICIAL INTEREST

Number
KC

    THIS CERTIFICATE IS TRANSFERABLE
        IN KANSAS CITY, MISSOURI AND            CUSIP 488416 106
              NEW YORK, NEW YORK                SEE REVERSE FOR
                                                CERTAIN DEFINITIONS

                  KEMPER  HIGH INCOME TRUST
                     CERTIFICATE OF SHARES

--------------------------------
SHARES
--------------------------------

        S        P        E        C        I        M        E        N

THIS
CERTIFIES
THAT

IS THE
OWNER OF

                        SHARES OF BENEFICIAL INTEREST IN

the above noted Fund (the "Fund"), fully paid and nonassessable, the said shares being issued, and held subject to the terms and provisions of the Agreement and Declaration of Trust of the Fund, and all amendments, thereto, copies of which are on file with the Secretary of the Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said provisions properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

Dated:
Countersigned

Investors Fiduciary Trust Company
(Kansas City Missouri)   Transfer Agent
and Registrar

Authorized Signature.     SECRETARY        PRESIDENT

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) MUST BE GUARANTEED BY A COMMERCIAL BANK, TRUST COMPANY, OR SAVINGS AND LOAN ASSOCIATION, OR BY A MEMBER FIRM OF A NATIONAL SECURITIES EXCHANGE, WHOSE SIGNATURE(S) IS KNOWN TO THE TRANSFER AGENT OF THE FUND.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

JT TEN    As joint tenants,    TEN COM      As tenants in common
          with right of        TEN ENT      As tenants by the
          survivorship and                  entireties
          not as tenants       UNIF GIFT    __________Custodian________Uniform Gifts to
          in common            MIN ACT       (Cust.)            (Minor)   Minors Act______
                                                                                  (State)


Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
__________________________________________

__________________________________________

_________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

--------------------------------------------------------------------- Shares of
beneficial interest represented by the written Certificate and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------- Attorney,
to transfer said shares on the books of the within-named Fund with full power of substitution in the premises.

Dated:

---------------------------------
Owner

---------------------------------
Signature of Co-Owner, if any

IMPORTANT: BEFORE SIGNING, READ AND COMPLY CAREFULLY WITH NOTICE PRINTED ABOVE Signature(s) guaranteed by:

---------------------------------